Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Indroneel Chatterjee
Chief Financial Officer
T: +352 2469 7988
E: Indroneel.Chatterjee@altisource.com

ALTISOURCE ANNOUNCES SALE OF PROPERTY MANAGEMENT RESOURCES TO FRONT YARD RESIDENTIAL CORPORATION

Luxembourg, August 9, 2018 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today announced the sale of certain property management resources to Front Yard Residential Corporation (“Front Yard”) (NYSE:RESI) in accordance with the following key terms:

•	Front Yard will make an upfront payment of $15 million to Altisource with an additional $3 million to be paid upon the earlier of (1) five years, or (2) a Change of Control of Front Yard.

•	Altisource will continue to provide the following services to Front Yard on an exclusive basis:

•	Title insurance and escrow services for a period of four years;

•	Auction, real estate brokerage, and preservation services on Front Yard’s remaining legacy REO portfolio; and

•	Asset Management services on approximately 150 rental assets identified by Front Yard for disposition.

•	Altisource will support the transition of property management services to Front Yard’s internal property manager until December 31, 2018, which may be extended by up to 90 days.

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Altisource will be restricted from selling its shares in Front Yard until December 31, 2018. Thereafter, Altisource will be permitted to sell in accordance with the share disposition schedule described in the Omnibus Amendment. Notwithstanding these restrictions, Altisource is permitted to sell shares under certain circumstances, including (a) to meet liquidity requirements, (b) to finance acquisitions, (c) for block transactions, or (d) a Change of Control of Front Yard.

Altisource expects to recognize a gain from this transaction in the third quarter of 2018 and intends to use the $15 million in initial cash proceeds from this transaction to repay its senior term loan.

Additional details regarding the transaction are included in the Company’s Current Report on Form 8-K which was filed today with the Securities and Exchange Commission. The foregoing description does not constitute a complete summary of the terms of the transaction and is qualified in its entirety by reference to the full text of the Omnibus Amendment which was filed as an exhibit to the Form 8-K.

“The sale of these property management resources to Front Yard allows Altisource to streamline its operations and focus on its buy-renovate-lease-sell business and other opportunities. This transaction creates value for Altisource shareholders through the sale of a subscale and unprofitable business line for attractive consideration,” said Chief Executive Officer William B. Shepro.

Mr. Shepro further commented, “We are pleased to have assisted Front Yard in its journey to reach its current scale. As a significant shareholder in Front Yard, we also wish the Front Yard team all the best as they continue to grow their business.”

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks relating to the transaction with Front Yard (the “Transaction”), unanticipated expenditures relating to or liabilities arising from the Transaction; litigation or regulatory issues relating to the Transaction; the impact of the Transaction on relationships with employees, customers and other third parties; the inability to obtain, or delays in obtaining, expected benefits from the Transactions; our ability to retain existing customers and attract new customers and the potential for changes in our customer relationships, including the possibility of early termination of our Cooperative Brokerage Agreement with New Residential Investment Corp. or the possibility that we may not be successful in negotiating a satisfactory services agreement with New Residential Investment Corp.; the possibility that Ocwen Financial Corporation’s acquisition of PHH Corporation will not be completed; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

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